THE BANK OF NEW YORK
NEW YORKS FIRST BANK - FOUNDED 1784 BY ALEXANDER
HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN  DEPOSITARY  RECEIPTS


April 12, 2006

U.S. Securities & Exchange Commission
100 F Street, N.E
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares evidenced by
American Depositary Receipts representing non-voting preferred shares of Perdigao S.A. (Form
F-6, Registration No.  333-12534).


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting a change in the definition of shares represented by each American Depositary Share from Preferred
Shares to  Common Shares.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the revised form of ADR certificate.

Please contact me with any questions or
comments on 212 815-4831.

Very truly yours,


___________________
Monica Vieira
Assistant Treasurer
Tel (212) 815-4831
Fax (212) 571-3050
E-mail: mvieira@BankofNY.com